                                                                     EXHIBIT (F)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1994-A Monthly Statement


Trust Distribution Date: July 15, 1998         Due Period Ending:  June 30, 1998

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.  Payments for the benefit of Series Investors this Due Period (per $1000 of
    --------------------------------------------------------------------------
    Class Initial Investor Interest)
    --------------------------------

          Series  1994-A                                 Total        Interest       Principal
              Class A      30 days at 5.732292850%    $4.776910708   $4.776910708   $0.000000000

2.  Principal Receivables at the end of the Due Period
    --------------------------------------------------

    (a)   Aggregate Investor Interest                        $17,849,156,342.66
          Seller Interest                                     $2,915,943,453.70

          Total Master Trust                                 $20,765,099,796.36


    (b)   Group One Investor Interest                        $15,299,156,342.66

    (c)   Group Two Investor Interest                         $2,550,000,000.00

    (d)   Series 1994-A Investor Interest                     $2,550,000,000.00

    (e)   Class A Investor Interest                           $2,550,000,000.00

          Class B Investor Interest                                       $0.00

3.  Allocation of Receivables Collected During the Due Period
    ---------------------------------------------------------

                                                Finance Charge              Principal               Yield
                                                 Collections               Collections            Collections
    (a)   Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation         $283,731,192.36         $2,407,643,438.08            $0.00

          Seller                                 $33,570,521.31           $284,867,675.85            $0.00

    (b)   Group One Allocation                  $243,497,335.07         $2,066,233,028.83            $0.00

    (c)   Group Two Allocation                   $40,233,857.29           $341,410,409.25            $0.00

    (d)   Series 1994-A Allocations              $40,233,857.29           $341,410,409.25            $0.00

    (e)   Class A Allocations                    $40,233,857.29           $341,410,409.25            $0.00

          Class B Allocations                             $0.00                     $0.00            $0.00

4.  Information Concerning the Series Principal Funding Accounts ("SPFA")
    ---------------------------------------------------------------------

           Deposits into the SPFAs
                               This Due      Total      Deposit Deficit    Investment
                               Period      Deposits        Amount           Income
          Series 1994-A        $0.00           $0.00           0.00            $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                                                                       Total Payments
                                    Amount Paid       Deficit Amount    Through This
                                  This Due Period    This Due Period     Due Period
          Series 1994-A                 $0.00             $0.00            $0.00

6.  Information Concerning the Series Interest Funding Accounts ("SIFA")
    --------------------------------------------------------------------

                                              Deposits Into the
                                                  SIFAs This
                                                  Due Period           SIFA Balance
          Series 1994-A                        $12,181,122.30            $0.00

7.  Pool Factors
    ------------

                                                                 This Due Period
          Class A                                                 1.00000000

          Class B                                                 0.00000000

8.  Investor Charged-Off Amount
    ---------------------------

                                                                       Cumulative
                                                                        Investor
                                                                      Charged-Off
                                              This Due Period            Amount
    (a)   Group One                           $106,039,668.54            $0.00

    (b)   Group Two                            $17,521,279.61            $0.00

    (c)   Series 1994-A                        $17,521,279.61            $0.00

    (d)   Class A                              $17,521,279.61            $0.00

          Class B                                       $0.00            $0.00

9.  Investor Losses This Due Period
    -------------------------------

                                                                   Per $1,000 of
                                                                 Original Invested
                                                      Total          Principal
    (a)   Group One                                   $0.00            $0.00

    (b)   Group Two                                   $0.00            $0.00

    (c)   Series 1994-A                               $0.00            $0.00

    (d)   Class A                                     $0.00            $0.00

          Class B                                     $0.00            $0.00

10. Reimbursement of Investor Losses This Due Period
    ------------------------------------------------

                                                                   Per $1,000 of
                                                                 Original Invested
                                                      Total          Principal
    (a)   Group One                                   $0.00            $0.00

    (b)   Group Two                                   $0.00            $0.00

    (c)   Series 1994-A                               $0.00            $0.00

    (d)   Class A                                     $0.00            $0.00

          Class B                                     $0.00            $0.00

11. Aggregate Amount of Unreimbursed Investor Losses
    ------------------------------------------------

                                                                   Per $1,000 of
                                                                 Original Invested
                                                      Total          Principal
    (a)   Group One                                   $0.00            $0.00

    (b)   Group Two                                   $0.00            $0.00

    (c)   Series 1994-A                               $0.00            $0.00

    (d)   Class A                                     $0.00            $0.00

          Class B                                     $0.00            $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period
    -------------------------------------------------------------------

    (a)   Group One                                            $25,713,871.67

    (b)   Group Two                                             $4,250,000.00

    (c)   Series 1994-A                                         $4,250,000.00

    (d)   Class A                                               $4,250,000.00

          Class B                                                       $0.00

13. Class Available Subordinated Amount at the end of the Due Period
    ----------------------------------------------------------------

                                                                  As a Percentage
                                                                    of Class A
                                                      Total       Invested Amount
          Series 1994-A Class B                       $0.00          0.0000%

14. Total Available Credit Enhancement Amounts
    ------------------------------------------

                                                         Shared Amount        Class B Amount
          Maximum Amount                                $204,000,000.00            $0.00

          Available Amount                              $204,000,000.00            $0.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                                   $0.00            $0.00

15. Delinquency Summary
    -------------------

    End of Due Period Master Trust Receivables Outstanding    $21,086,742,705.80

                              Delinquent Amount    Percentage of Ending
          Payment Status      Ending Balance       Receivables Outstanding
          30-59 days          $577,732,852.19           2.74%

          60-179 days         $943,399,940.65           4.47%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ----------------------------

                                             Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on July 15, 1998:


 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                    $3,009,812,827.61

 4.   The aggregate amount of Class A Principal Collections processed during
      the related Due Period is equal to                                                      $341,410,409.25

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                                $40,233,857.29

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      Date is equal to                                                                                  $0.00

 7.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                             $12,181,122.30

 8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                        $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                  $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                    $0.00

 9.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1998.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------
                           Vice President, Director of Accounting,
                           and Treasurer